EXHIBIT 32.1
CERTIFICATION
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of SM Energy Company (the “Company”) for the quarterly period ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Anthony J. Best, as Chief Executive Officer of the Company, and A. Wade Pursell, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to and solely for the purpose of 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ANTHONY J. BEST
Anthony J. Best
Chief Executive Officer
July 31, 2013

/s/ A. WADE PURSELL
A. Wade Pursell
Executive Vice President and Chief Financial Officer
July 31, 2013